Exhibit 10.41

TECHNICAL  SERVICES AGREEMENT

THIS TECHNICAL SERVICES AGREEMENT (this "Agreement") is by and between ALLIED ENERGY PLC, a Nigerian company ("Allied"), and CAMAC PETROLEUM LIMITED, a Nigerian company ("CPL") (each a "Party" and collectively, the "Parties"), dated as of this lOth day of January, 2013 (the "Effective Date").

WITNESSETH

WHEREAS, Allied owns a 97.5% interest in Oil Mining Leases 120 and  121 offshore Nigeria ("OML 120/121"), with production operations ongoing at the Oyo Field within  OML 120/121 (the "Assets"); and

WHEREAS, by certain novation agreements, Allied has novated to CPL its rights and obligations (other than certain rights and obligations that, under Nigerian law, had to remain with Allied) under the production sharing agreement relating to the Assets as such rights and obligations existed immediately prior to such novations; and

WHEREAS, CPL and its affiliates have certain technical personnel and expertise in the petroleum industry, specifically in the areas of geology and geophysics, reservoir engineering and management, engineering services, drilling and production management  and accounting; and

WHEREAS, Allied, the operator of the Assets, has requested that CPL provide certain technical services relating to the Assets to facilitate the Parties' shared ownership and operation of the Assets.

NOW, THEREFORE, in consideration  of the premises, and the mutual covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE I
INTERPRETATION

Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to an  "Article," and "Section" or "subsection" refer to an article, section or subsection of this Agreement, unless the context requires otherwise; (c) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions; (d) the term "cost" includes expense, and the term "expense" includes cost; (e) the terms defined herein include the plural as well as the singular and vice versa; (f) references to money refer to legal currency of the United States of America; (g) no construction shall be given to the fact or presumption that one party had a greater or lessor hand in drafting this Agreement; (h) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (i) a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (j) each Exhibit or Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit or Schedule, the provisions of the main body  of this Agreement  shall prevail;  (k) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof; (1) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and (m) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

ARTICLE II
SERVICES

Section 2.1  Scope and Quality.   Pursuant to the terms hereof, CPL agrees to provide for the benefit of Allied for the term hereof all of the services described herein (each  service,  a "Service", and, collectively, the "Services") at the type, level and quality currently performed by CPL with respect to the Assets until the termination of this Agreement. Without limiting  the foregoing, CPL agrees to provide the following Services: (a) geological and geophysical; (b) engineering services; (c) reservoir engineering and management; (d) drilling and production management; (e) accounting. The functions to be performed and the personnel and positions to be allocated to the performance of the Services are described more fully in Annex A hereto.

Section 2.2  Information  Necessary   to  Perform  the   Services. Allied shall promptly provide any information, if such information is in Allied's possession or reasonably obtainable by Allied, and reasonable assistance necessary or reasonably requested  to enable CPL to perform  the Services.

Section 2.3  Manner  of  Performance. CPL agrees that it shall cause CPL's personnel providing the Services to perform such Services with substantially the same degree of quality, care, skill, confidentiality and diligence with which  CPL's personnel perform similar services for CPL, and no less than such degree of quality, care, skill, confidentiality and diligence as is consistent with local industry standards and in accordance  with normal  standards  of professional  practice.  CPL shall provide the Services in accordance with the reasonable instructions provided by Allied's representatives, and CPL shall be entitled to rely upon any written or oral instructions received from such representatives.

Section 2.4  Relationship of Parties.  Allied and CPL shall act as independent contractors, and nothing herein shall at any time be construed to create the relationship of employer  and employee, partnership, principal and agent, broker or finder, or joint  venturers  as between  Allied and CPL. Except as expressly provided herein, no party shall have any right or authority, and no party shall attempt, to enter into any contract, commitment, or agreement or  incur  any  debt  or liability of any nature, in the name or on behalf of the other party.

Section 2.5  Service Limitation. Provided that  CPL continues to provide  the  scope and quality of Services in the manner as set forth in this Agreement, CPL shall not be obligated to hire any additional employees or retain or acquire any outside or additional assistance, equipment, computer programs or data to enable CPL to provide the Services. In the event CPL retains or obtains additional outside personnel or equipment in order to continue providing the Services previously provided by CPL employee (e.g., in the event CPL replaces an employee with a contractor),  Allied  shall  not  be  required  to  reimburse   CPL  for  any  corresponding   additional expenses incurred by CPL with respect thereto until such time as the Parties may adjust the Fee (as defined below) payable in their next quarterly review.

Section 2.6 Payments. CPL shall not make any payment on behalf of Allied  unless Allied has previously furnished CPL sufficient cash to make such payment and Allied has been notified in writing of the payment required and the purpose thereof and Allied has authorized CPL in writing to make such payment.

Section 2.7 Fees. Allied shall perform the Services in accordance with the provisions of Section 2.1 for the monthly fee specified in Section 3.1 and reimbursement of out-of-pocket costs and expenses incurred by Allied in accordance with Section 3.2. The monthly service fee to be invoiced by CPL and payable by Allied pursuant to Section 3.1, during the term of this Agreement shall hereinafter be referred to as the "Fee." In no event, however, does Allied or CPL, represent or warrant, either expressly or implied, that the actual Fees payable as agreed to by the Parties shall reflect either: (a) CPL's actual direct overhead and allocated indirect overhead costs incurred with respect to providing or performing the Services; or (b) any other formula or method of calculation.

ARTICLE III
CHARGES FOR SERVICES

Section 2.1    Scope and Quality.   Pursuant to the terms hereof, CPL agrees to provide for the benefit of Allied for the term hereof all of the services described herein (each  service,  a "Service", and, collectively, the "Services") at the type, level and quality currently performed by CPL with respect to the Assets until the termination of this Agreement. Without limiting  the foregoing, CPL agrees to provide the following Services: (a) geological and geophysical; (b) engineering services; (c) reservoir engineering and management; (d) drilling and production management; (e) accounting. The functions to be performed and the personnel and positions to be allocated to the performance of the Services are described more fully in Annex A hereto.

Section 3.2  Reimbursement. Subject to Section 2.4 above, during the term of this Agreement, Allied shall reimburse CPL for all out-of-pocket costs and expenses incurred by CPL in connection with performing the Services hereunder, including all reasonable attorneys' fees, consultants' fees, filing fees, travel expenses, long-distance charges, costs of maintaining records pursuant to Section 4.1, photocopying, delivery charges and similar  costs  and  expenses  incurred while providing the Services or causing same to be provided. Notwithstanding anything contained herein to the contrary, Allied shall not be responsible for any single expense in excess of $20,000.00 without its prior written approval; provided that if Allied  does not  authorize  such expense,  CPL shall be relieved of providing the applicable Services directly related thereto.
Section 3.3 Invoice and Payment. CPL shall invoice Allied monthly in arrears for the Fee under Section 3.1 and for out-of-pocket costs and expenses  under  Section  3.2  that  CPL  incurs during the preceding calendar month. Each invoice shall be due and payable ten days after the date of delivery thereof to Allied.

The monthly service Fee to be paid pursuant to Section 3.1 is inclusive of any withholding taxes. Allied shall withhold sums from payments to be made by Allied to CPL to the extent that such withholding is required by applicable law, orders, rules or directions of any competent taxing authority.  Allied shall provide  CPL with an official government receipt for any and all such sums withheld by Allied.

Section 3.4 Previous Fees.  In addition to the payments to be made under  Sections 3.1 and 3.2 above, CEI shall also invoice Allied the total amount of Fees that would have been due under Section 3.1 between September 1, 2012 and the Effective Date ifthis Agreement had been in effect on September 1, 2012. This amount shall be paid to CEI by Allied following the Effective Date upon invoice by CEI.

ARTICLE IV
RECORDS AND AUDITS

Section 4.1 Records  Maintenance   and  Audits.  For a period of one year following termination of this Agreement, CPL shall maintain records and other evidence sufficient to accurately and properly reflect the performance of the Services hereunder and the amounts due CPL determined in accordance with Article III. Allied or its Representatives shall have access at all reasonable times to such records for the purpose of auditing and verifying the accuracy  of the invoices submitted by CPL regarding such amounts due CPL. Each invoice shall be subject to audit only once by Allied. Any such audits performed by or on behalf of Allied shall be at Allied's sole cost and expense. Allied shall have the right to audit CPL's books for a period of one year after the termination of this Agreement, except in those circumstances where contracts  by CPL with third parties limit the audit period to less than one year.

Section 4.2 Disputed  Amounts. In the event of a good faith  dispute as to the amount and/or propriety of any invoices or any portions thereof submitted by CPL to Allied pursuant to Section 3.2, Allied shall pay all undisputed charges on such invoice, and shall be entitled to dispute any amount on such invoice in which case Allied shall promptly notify CPL in writing of such disputed amounts and the reasons each such charge is disputed by Allied. CPL shall provide Allied sufficient records relating to the disputed charge so as to enable the Parties to resolve the dispute. In the event the Parties are unable to resolve the dispute within 30 days after the invoice becomes due, the matter shall be submitted to arbitration as set forth in Section 10.2 of this Agreement. The fees and expenses related to such resolution of the dispute shall be borne by CPL and Allied in inverse proportion  as they may prevail on matters resolved through arbitration, which proportionate allocations shall also be determined through arbitration at the time the arbitration determination is rendered on the merits of the matter submitted. In the event the arbitration determination is that Allied should have paid the disputed amount, in addition to paying the disputed amount to CPL, Allied agrees to pay interest on the disputed amount from the date the dispute  amount  was originally due to CPL until paid by Allied, which interest shall be calculated daily at the Agreed Rate.  For purposes of this Agreement, the "Agreed Rate" shall be LIBOR plus 2.0%.

Section 4.3 Undisputed Amounts. Any statement or payment not disputed in writing by either Party within one year of the date of such statement shall be considered final and no longer subject to adjustment.

ARTICLE V
CONFIDENTIALITY

Each party acknowledges that in connection with its performance under this Agreement, it may gain access to confidential material and information which is identified by the other Party as confidential and proprietary to the other Party. Each Party agrees to maintain the confidentiality of all such information as provided in the Purchase Agreement.

ARTICLE VI TERM;
TERMINATION

This Agreement shall commence upon the Effective Date and shall expire no later than five (5) years following the Effective Date unless, upon 30 days' prior written notice, this Agreement is terminated sooner by either Party. In addition, Allied shall have the  right,  upon  30 days'  prior written notice, to terminate any ofthe Services hereunder without terminating this Agreement (and retaining the remaining Services). Upon termination of this Agreement, CPL shall be entitled  to payment for all Services performed and expenses incurred pursuant to this Agreement prior to the effective date of termination. Notwithstanding the foregoing,  Allied's  obligations  arising  under Article IX shall survive any termination hereof.

ARTICLE VII
LIMITATIONS

Section 7.1 Disclaimer of Warranties. CPL, ITS AFFILIATES AND ITS AND THEIR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (THE "CAMAC INDEMNIFIED PARTIES") SHALL NOT BE LIABLE TO ALLIED FOR ANY DAMAGES AS A RESULT OF THEIR OR THEIR SUBCONTRACTORS' PERFORMANCE OF, OR FAILURE TO PERFORM, ANY OF THE SERVICES REQUIRED HEREUNDER, INCLUDING THOSE THAT RESULT FROM THE NEGLIGENCE OF ANY CAMAC INDEMNIFIED PARTY, OTHER THAN BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE CAMAC INDEMNIFIED PARTIES OR THEIR SUBCONTRACTORS. CPL DOES NOT MAKE ANY WARRANTY AS TO THE RESULTS OF ITS SERVICES AND HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ITS PERFORMANCE UNDER THIS  AGREEMENT.

Section 7.2 Limitation of Liability.  CPL SHALL HAVE NO LIABILITY FOR THE SERVICES PROVIDED HEREUNDER UNLESS SUCH SERVICES ARE PROVIDED IN A MANNER WHICH WOULD EVIDENCE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY OF THE CAMAC INDEMNIFIED PARTIES OR THEIR SUBCONTRACTORS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT,  SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT.

ARTICLE VIII
FORCE MAJEURE

Section 8.1 Excused  Performance. The  Parties shall not be subject to any liability, including, but not limited to, any liability of one Party to the other Party, imposed by virtue of the provisions herein, for failure to comply with any of the terms and provisions of this Agreement, excluding any term or condition relating to the payment of money, during the time and to the extent that such failure shall be due to (a) provisions of Law, or to the operation or effect of  rules, regulations or orders promulgated by any Governmental Authority having jurisdiction over  the Parties; (b) to any demand or requisition of any government having jurisdiction over the Parties; (c) to the action, judgment or decree of any court; (d) floods, storms, lightening, earthquakes, washouts, high water, fires, acts of God or public enemies, wars (declared or undeclared), blockades, epidemics, riots, insurrections, strikes, labor disputes (it is understood that nothing herein shall be required to force any  Party to settle any strike or labor dispute referred to in this Section 8.1), explosions, breakdown or failure of plant machinery, failure of suppliers to deliver material or of carriers to transport the same; or (e) to any other cause (except financial), whether similar or dissimilar, over which the Parties, respectively, have no reasonable control and which forbid  or prevent the performance of all or any part of the conditions of this Agreement (such causes being herein referred to as "Force Majeure").

Section 8.2 Reasonable Efforts. Notwithstanding   Section  8.1,  every  reasonable  effort will be made by each Party to avoid delay or suspension of any work or acts to be performed by such Party hereunder due to Force Majeure.  Further, should Force Majeure prevent performance by a Party of its obligations hereunder, every reasonable effort shall be expended by such Party, to remove or remedy the cause of the Force Majeure or to find alternative means to accomplish that which is prevented by Force Majeure. The Parties shall cooperate with each other to find ways to remove or overcome the Force Majeure or to circumvent such Force Majeure. Notwithstanding the foregoing, nothing herein shall be required to force any Party to settle any strike or labor dispute.

ARTICLE IX
INDEMNIFICATION

ALLIED AGREES TO INDEMNIFY, HOLD HARMLESS AND DEFEND THE CAMAC INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, LOSSES, DAMAGES, COSTS, EXPENSES, CAUSES OF ACTION, OR JUDGMENTS OF ANY KIND OR CHARACTER (INCLUDING THOSE ARISING FROM, RELATED TO OR CAUSED, DIRECTLY OR INDIRECTLY, BY THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF CPL OR ANY OTHER CAMAC INDEMNIFIED PARTIES, INCLUDING ANY INTEREST, PENALTY, REASONABLE ATTORNEYS' FEES, AND OTHER COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH OR IN THE DEFENSE THEREOF), TO THE EXTENT ATTRIBUTABLE TO OR ARISING OUT OF ANY CLAIMS BY OR LIABILITIES OR OBLIGATIONS TO, ANY THIRD PARTY ARISING OUT OF, IN CONNECTION WITH OR RESULTING FROM ANY OF THE SERVICES PROVIDED BY CPL OR ANY OTHER CAMAC INDEMNIFIED PARTIES UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT ARISING OUT OF, IN CONNECTION WITH OR RESULTING FROM CPL'S OR ANY OTHER CAMAC INDEMNIFIED PARTY'S OR ANY OF THEIR SUBCONTRACTORS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE X
MISCELLANEOUS
Section 10.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

Section 10.2 Governing Law; Jurisdiction.

(a) THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY QUESTION REGARDING ITS EXISTENCE, VALIDITY OR TERMINATION, AND WHETHER CONTRACTUAL, TORTIOUS, EQUITABLE, STATUTORY OR OTHERWISE), SHALL BE REFERRED TO AND FINALLY RESOLVED BY BINDING ARBITRATION, IN HOUSTON, TEXAS, ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS COMMERCIAL ARBITRATION RULES, WHICH RULES ARE DEEMED TO BE INCORPORATED BY REFERENCE INTO  THIS CLAUSE, BY A SINGLE ARBITRATOR APPOINTED IN ACCORDANCE WITH SUCH RULES. JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

Section 10.3 Entire Agreement. This Agreement, together with all Schedules and Exhibits attached thereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties regarding the subject matter hereof.

Section 10.4 Notices. Unless otherwise expressly provided in this Agreement, all notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (i) delivered in person, by courier (e.g., by Federal Express) or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile or electronic transmission, with "answer back" or other "advice of receipt" obtained, in each case to the appropriate address or number as set forth below. Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telex, telecopy, telefax or other facsimile or electronic transmission after 5:00p.m. or on a day that is not a Business Day at the location of the addressee of such notice shall be deemed received on the first Business Day following the date of such electronic receipt.

Notices to Allied shall be addressed as follows :

Allied Energy Plc
Plot 1649 Olosa Street
CAMAC House

Victoria Island, Lagos Nigeria
ATTN: Managing Director

With copy to:
Allied Energy Plc
c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056
ATTN: President

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other Person as Allied may designate by written notice to CPL.

Notices to CPL shall be addressed to:

CAMAC Petroleum Limited
Plot 1649, Olosa Street
CAMAC House
Victoria Island, Lagos Nigeria
ATTN: Managing Director

With copy to:
CAMAC Energy Inc.
1330 Post Oak Blvd.
Suite 2250
Houston, Texas 77056
ATTN: General Counsel

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other Person as CPL may designate by written notice to Allied.

Section 10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that the respective rights and obligations of the Parties shall not be assignable or delegable by either Party without the express written consent of the non-assigning or non-delegating Party. All assignments permitted or consented to hereunder (i) shall be, and by their terms shall expressly provide that they are, subject to the rights of the other Party under this Agreement, (ii) shall require that the assignee agree to be bound by and perform all obligations of the assigning Party hereunder with respect to the interest so assigned, and (iii) shall not release the assigning Party or its predecessor Parties in interest  under  this  Agreement   from  their  obligations  under  this  Agreement. Any  purported assignment of this Agreement in whole or in part without the written consent of the non-assigning Party or Parties where required by the provisions of this Section shall be void.

Section 10.6 Amendments   and  Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Either Party may, only by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 10.7 Agreement  for the  Parties'  Benefit  Only. This Agreement is for the sole benefit of CPL, Allied and their respective successors and assigns as permitted herein and no other Person shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or  be a third-party beneficiary of this Agreement.

Section 10.8 Attorneys' Fees. The prevailing Party in any legal proceeding or arbitration brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys' fees (including  reasonable charges for the time of the prevailing Party's in house attorneys) from the non-prevailing Party.

Section 10.9 Severability. If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law,  this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application of such term, provision or condition)  shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS  WHEREOF, this Agreement  has been signed by or on behalf of each of the Parties as of the day first written above.

ALLIED ENERGY PLC

By:	/s/ Kamoru Lawal
Name: Kamoru Lawal
Title: Director

CAMAC PETROLEUM LIMITED

By:	/s/ Jeffrey S. Courtright
Name: Jeffrey S. Courtright
Title: Director

Annex A

TSA ACTIVITIES

Production Operations

●	General operational support and field operations supervision

●	Wells surveillance and optimization

●	Partners and government relations activities on technical issues.

●	Hydrocarbon accounting

●	Prepare for, attend and present Allied's position at yearly program presentation and yearly reserves submission to DPR

●	Design program (with 3rd parties) for production optimization

●	Supervise third party activities on the FPSO

●	Subsea systems surveillance

●	Manage interface with BAB

●	Coordination of all statutory compliance activities (permits, approval, inspection, audit etc)

●	Off take Logistics, Administration & Licensing.

●	Preparation of all required reports

Technical

●	Field and reservoir surveillance

●	Provide Field Review, if necessary

●	Data gathering, clarification and working closely with a third part reserves evaluation company to provide the year-end reserves.

●	Review of work and reports from the third party reserves Evaluation Company

●	Prepare for, attend and present Allied's position at third parties meeting (financial institutions, parties interested in farming-in, data room exercise, Workshops/TECOM/FINCOM and MACOM)

●	Provide necessary operational support for procurement activities

●	Preparation of all required reports

Field Development Activities

●	Geophysical, geological and engineering evaluation leading to location identification

●	Generating well proposal & AFE

●	Provide necessary operational support during drilling and project management

●	Carry out well evaluation post drilling

●	Provide end of well report

●	Provide Support during Technical/Commercial negotiations and Contracting for new development

Financial

●	Review and analysis of invoices from vendors

●	Provision of general accounting support to Allied

●	Provision of necessary support to operations

●	Preparation of all required financial reports